Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V71199-P28513 AKEBIA THERAPEUTICS, INC. 245 FIRST STREET CAMBRIDGE, MA 02142 2025 Annual Meeting June 10, 2025 10:00 AM ET Virtual Meeting Site: www.virtualshareholdermeeting.com/AKBA2025 You invested in AKEBIA THERAPEUTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 10, 2025. Vote in Advance of the Meeting Vote by June 9, 2025 11:59 PM ET Visit www.ProxyVote.com Vote Virtually at the Meeting* June 10, 2025 10:00 AM ET Virtually at: www.virtualshareholdermeeting.com/AKBA2025 Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. AKEBIA THERAPEUTICS, INC.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V71200-P28513 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of two Class II Directors to serve until the Company’s 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. For Nominees: 01) John P. Butler 02) Myles Wolf, M.D., M.M.Sc. 2. Approval of an amendment to the Akebia Therapeutics, Inc. 2023 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 18,900,000 shares and to make certain other changes to the plan. For 3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement. For 4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.